UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2014

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On July 24, 2014, Brunswick Corporation (“Brunswick”) announced its financial results for the second quarter of 2014. The news release issued by Brunswick announcing its second quarter 2014 earnings is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In the news release, Brunswick uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Brunswick has used certain of the financial measures that are included in the news release for several years, both in presenting its results to shareholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are non-GAAP financial measures) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance. The measure "diluted earnings per common share from continuing operations, as adjusted" is also believed to be useful to investors because it represents a measure of Brunswick’s earnings, without the impact of restructuring, exit and impairment charges, loss on early extinguishment of debt, special tax items and the results of discontinued operations.  Brunswick defines diluted earnings per common share from continuing operations, as adjusted, as diluted earnings per common share from continuing operations, excluding the earnings per share impact of restructuring, exit and impairment charges, as well as the loss on early extinguishment of debt, special tax items and the results of discontinued operations.  Additionally, Brunswick’s management believes that the measure “net debt” is useful to investors because it is an indication of Brunswick’s ability to repay its outstanding debt using its current cash, cash equivalents and marketable securities.  Brunswick defines net debt as the sum of short-term and long-term debt, less cash and cash equivalents, short-term investments in marketable securities and long-term investments in marketable securities as presented in its condensed consolidated balance sheets. Finally, Brunswick’s management believes that the measures "adjusted operating earnings" and "adjusted pretax earnings" are useful to investors because they provide a necessary and important perspective on Brunswick's operating performance and improves comparability of performance against prior periods. Brunswick defines adjusted operating earnings as operating earnings, excluding the earnings impact for restructuring, exit and impairment charges, and defines adjusted pretax earnings as earnings before income taxes, excluding the earnings impact for restructuring, exit and impairment charges, as well as the loss on early extinguishment of debt.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated July 24, 2014, of Brunswick Corporation, announcing its second quarter 2014 earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: July 24, 2014	By:	/s/ ALAN L. LOWE
Alan L. Lowe
Vice President - Finance and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated July 24, 2014, of Brunswick Corporation, announcing its second quarter 2014 earnings.